                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       THE ASHTON TECHNOLOGY GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

             [LOGO OF ASHTON TECHNOLOGY GROUP, INC. APPEARS HERE]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                              1900 MARKET STREET
                                   SUITE 701
                       PHILADELPHIA, PENNSYLVANIA 19103

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 1, 1999

To the Holders of Common Stock of
THE ASHTON TECHNOLOGY GROUP, INC.:

  NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of The Ashton Technology Group, Inc. (the "Company") will be held at 12:00 noon on Wednesday, September 1, 1999 at The Wyndham Franklin Plaza Hotel at 17th and Race Street, Philadelphia, Pennsylvania for the purpose of considering and voting upon the following matters:

    1. The election of seven directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified; and

    2. Any other business that may properly come before the meeting or any postponement, continuation or adjournment thereof.

  The close of business on July 6, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponement, continuation or adjournment thereof. Such stockholders may vote in person or by proxy. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of the Company upon request during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

  You are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting. This Notice of Annual Meeting and the Proxy Statement and form of proxy are being sent or given to stockholders commencing on or about July 19, 1999.

                                          Sincerely,


                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

             [LOGO OF ASHTON TECHNOLOGY GROUP, INC. APPEARS HERE]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                              1900 MARKET STREET
                                   SUITE 701
                       PHILADELPHIA, PENNSYLVANIA 19103

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 1, 1999

  This Proxy Statement and the accompanying form of proxy are being furnished to the stockholders of The Ashton Technology Group, Inc., a Delaware corporation (the "Company" or "Ashton"), in connection with the solicitation of proxies by the Board of Directors (together, the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at The Wyndham Franklin Plaza Hotel at 17th and Race Street, Philadelphia, Pennsylvania on Wednesday, September 1, 1999, at 12:00 noon local time, and at any postponement, continuation or adjournment thereof (the "Annual Meeting"). Only stockholders of record at the close of business on July 6, 1999 are entitled to notice of, and to vote at, the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and form of proxy are being sent or given to stockholders commencing on or about July 19, 1999.

  At the Annual Meeting, stockholders will be asked to (i) elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified and (ii) transact such other business as may properly come before the Annual Meeting.

  YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,


                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

Philadelphia, Pennsylvania
July 19, 1999

                                 INTRODUCTION

Solicitation of Proxies

  If the accompanying proxy is properly executed and returned, the shares of the common stock, par value $.01 per share ("Common Stock") represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instructions to the contrary, such shares will be voted in favor of the election of the seven nominees for director whose names are listed herein. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than those described in this Proxy Statement. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote such proxy in their discretion with respect to such other matters, if any, that may properly come before the Annual Meeting.

Manner and Expenses of Solicitation

  Solicitation of proxies will be undertaken by officers and employees of the Company, on behalf of the Board of Directors, by mail, telephone, facsimile and personal contact. All costs thereof will be borne by the Company. The Company may also make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock and to request authority for the execution of proxies. If it does so, the Company will reimburse such organizations for their reasonable expenses in connection therewith. In addition, the Company has entered into an arrangement with Corporate Investor Communications, Inc. ("CIC"), whereby CIC shall act as proxy solicitor on behalf of the Board of Directors in connection with the Annual Meeting, soliciting proxies by mail, telephone, facsimile and personal contact. In exchange for its services as proxy solicitor, CIC will receive payment of approximately $4,000 from the Company.

Revocation of Proxy

  Any stockholder may revoke his or her proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). Any stockholder who signs and returns a proxy may revoke it at any time before it has been voted by (i) delivering written notice of its revocation to the Company, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Quorum and Required Vote

  At July 6, 1999, the outstanding voting securities of the Company consisted of 23,483,787 shares of Common Stock. Each share is entitled to one non-cumulative vote for each director to be elected and one vote on each other matter of business properly brought before the meeting.

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on July 6, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. A list of all of the Company's stockholders entitled to notice of and to vote at the Annual Meeting will be available at the Annual Meeting for inspection by any stockholder upon request and during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

  Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

  Election of each director requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will be counted for quorum purposes, but will have no effect on the outcome of the election of directors or on the vote with respect to the approval of any other item.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

  The Board of Directors currently consists of six (6) members: Fredric W. Rittereiser, Fred S. Weingard, K. Ivan F. Gothner, Richard Butler, William W. Uchimoto, and John A. Blohm. On June 29, 1999, Robert A. Eprile resigned from the Board of Directors. Under the Company's Bylaws, the Board of Directors is authorized to determine the number of directors of the Company. The number of directors to be elected at the Annual Meeting has been fixed at seven (7). The Board of Directors has nominated Fredric W. Rittereiser, Fred S. Weingard, K. Ivan F. Gothner, Richard Butler, William W. Uchimoto, Arthur J. Bacci, and Thomas G. Brown to be elected to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Mr. Eprile and Mr. Blohm are not standing for election as directors.

  Each nominee has consented to being a nominee and to serving as a director if elected. In the event that any nominee should be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors or the Board of Directors may decide to reduce the number of directors. All of the nominees for election as directors are presently members of the Board of Directors with the exception of Arthur J. Bacci and Thomas G. Brown. The Board of Directors recommends a vote FOR all of the nominees proposed by the Board of Directors.

Directors and Executive Officers of the Company

  Set forth below is certain information about (i) the directors and executive officers of the Company, (ii) Julio Gomez, a significant employee of the Company, and (iii) the two individuals nominated for election who are not currently serving as directors. For information concerning the number of shares of Common Stock owned by each director and all directors and executive officers as a group as of July 6, 1999, see "Security Ownership of Certain Beneficial Owners and Management."

 Name                        Age                    Position
 ----                        ---                    --------
 Fredric W. Rittereiser(1).. 62  Chairman, Chief Executive Officer, and
                                 Director
 Arthur J. Bacci(1)......... 40  President, Chief Operating Officer, Chief
                                 Financial Officer, and Nominee
 William W. Uchimoto(1)..... 43  Executive Vice President, General Counsel, and
                                 Director
 Fred S. Weingard(1)........ 46  Executive Vice President, Chief Technology
                                 Officer, and Director
 K. Ivan F. Gothner(1)...... 41  Director
 Richard E. Butler(1)....... 63  Director
 Thomas G. Brown(1)......... 53  Nominee
 John A. Blohm.............. 53  Director
 Robert A. Eprile........... 44  Former Director
 Julio Gomez................ 39  Chairman and Chief Executive Officer, Gomez
                                 Advisors, Inc. (subsidiary of the Company)

--------
(1) Nominee for election as director.

  Fredric W. Rittereiser has been Chairman of the Board of Directors since March 24, 1999. Mr. Rittereiser has been Chief Executive Officer of the Company since October 1996 and a member of the Board of Directors since December 1996. Mr. Rittereiser also serves as Chairman, Chief Executive Officer and director of Universal Trading Technologies Corporation ("UTTC(TM)") and as a director of Gomez Advisors, Inc. ("Gomez Advisors"); both majority owned subsidiaries of the Company. Mr. Rittereiser has been an independent management consultant since 1990, mainly serving companies involved in the financial services industry, having held senior management positions with a number of investment banking firms prior to becoming an independent management consultant. He also has extensive experience in the development and introduction of electronic securities trading systems, having served as President, Chief Operating Officer and director of Instinet Corporation, a publicly held company, from 1983 through 1985.

  Arthur J. Bacci has been President and Chief Operating Officer since March 24, 1999. Since August 1998, Mr. Bacci has served as Chief Financial Officer of the Company and UTTC(TM). Mr. Bacci is also a director of Gomez Advisors. Immediately prior to joining the Company in 1998, Mr. Bacci was a Senior Manager at KPMG. From 1995 to 1997, Mr. Bacci was a Principal Consultant with Price Waterhouse. Before joining Price Waterhouse, Mr. Bacci held various positions with William E. Simon & Sons and its affiliates since 1989.

  William W. Uchimoto has been a member of the Board of Directors since June 1998 and serves as Executive Vice President and General Counsel of the Company and UTTC(TM). Mr. Uchimoto also serves as the President of NextExchange, Inc., a subsidiary of UTTC(TM). Mr. Uchimoto joined UTTC(TM) in the fall of 1997 as Executive Vice President of International Business Development. Mr. Uchimoto served as Associate General Counsel of the Philadelphia Stock Exchange from 1986 to 1987, at which time he was appointed General Counsel, a position he held until 1997. From 1981 to 1986, Mr. Uchimoto was an attorney with the Securities and Exchange Commission ("SEC").

  Fred S. Weingard has been Executive Vice President of Technology and Advanced Computing Programs since July 1996 and a member of the Board of Directors since October 1996. Mr. Weingard also serves as the President of UTTC(TM). Mr. Weingard was employed as a principal of Booz Allen & Hamilton Inc. ("Booz Allen") from 1985 until June 1996. Mr. Weingard was the founder and director of Booz Allen's Advanced Computational Technologies & Systems. Mr. Weingard is a Professional Engineer in Mechanical Engineering and is registered in New York State and Washington State. Mr. Weingard has expertise in the field of neural networks and has been an invited panelist/lecturer for government, industry, academia, and professional societies. He has authored over 12 scientific papers and publications and holds patents on several inventions.

  K. Ivan F. Gothner has been a member of the Board of Directors since December 1997 and a director of Gomez Advisors since May 1997. Mr. Gothner is Managing Director and founder of Adirondack Capital, LLC, ("Adirondack") a private merchant banking firm, which focuses on serving small and mid-size growth companies. Mr. Gothner also served as Managing Director of First United Equities Corporation ("First United") from 1995 to 1997. First United was the managing underwriter of the Company's initial public offering, for which it received customary compensation. From 1994 to 1995, Mr. Gothner served as the Executive Vice President and interim Chief Operating Officer of Breasy Medical Equipment (USA) Inc. Mr. Gothner is also a director of Laminaire Corporation, a publicly traded company.

  Richard E. Butler has been a member of the Board of Directors since February 1998. Mr. Butler has been an independent management and marketing consultant since 1984. Throughout his career, Mr. Butler has been active in marketing and strategic development for a variety of public and private companies. Mr. Butler has held executive positions with organizations including CBS, Prepared Products and has served as President and Chief Executive Officer of BBDO/West. His work experience has focused on new and emerging companies and industries ranging from financial services to consumer products. Mr. Butler has served as a director of several public and private companies and was a founding director of Metrobank, now Comerica.

  John A. Blohm has been a member of the Board of Directors since 1994. Mr. Blohm also served as Executive Vice President of the Company from December 1996 until January 1999. In March 1995, Mr. Blohm became Executive Vice President of UTTC(TM). Prior to 1995, Mr. Blohm served as President and Chairman of the Board of Directors of Computer Science Innovations, Inc. ("CSI"), a former subsidiary of the Company.

  Robert A. Eprile served as a member of the Board of Directors from 1994 until his resignation on June 29, 1999. Mr. Eprile served as Chairman of the Board of Directors of the Company from December 1995 until March 24, 1999 and as its Chief Financial Officer from October 1996 until August 1998. Mr. Eprile also served as President and Chief Executive Officer of UTTC(TM) from its inception in February 1995 until January 1999. Until 1994, Mr. Eprile was President of Eprile & Associates, a management consulting firm.

  Julio Gomez co-founded Gomez Advisors and has served as its Chief Executive Officer and as a director since its inception in May 1997 and as Chairman of the Board since April 1999. He also served as President from its inception until April 1999. Prior to founding Gomez Advisors, Mr. Gomez was a Senior Analyst in the Money and Technology Strategies Service at Forrester Research, Inc., a research and consulting firm, from 1996 to 1997. In 1992, Mr. Gomez founded North Bridge Securities, a securities firm focusing on broker/dealer aspects of municipal bond underwriting, in Boston, Massachusetts. In 1994, North Bridge merged with R.W. Corby and Co. to form Corby North Bridge Securities where Mr. Gomez served as Chairman and Chief Executive Officer from 1994 to 1996.

  Thomas G. Brown has been President and Managing Director of Wyndham Capital Corporation, an investment banking and research firm since he founded it in 1996. Mr. Brown was also a co-founder of Ablum, Brown & Company, an investment banking firm specializing in leveraged buyout transactions. He served as its Managing Director from January 1988 until December 1995. Prior to his tenure with Ablum, Brown & Company, Mr. Brown served as principal of several investment management and investment banking firms including seven years as a principal of Deihl, Speyer & Brown, a regional investment banking firm. Mr. Brown is a Chartered Financial Analyst.

Committees of the Board of Directors

  The Board of Directors has three committees: a Compensation Committee, an Audit Committee, and a Nominating Committee. The Audit Committee is comprised of K. Ivan F. Gothner and Richard E. Butler. The Audit Committee considers and reviews all matters arising in connection with external audit reports, auditors' management reports and related matters. The Compensation Committee is comprised of Fredric Rittereiser, Richard E. Butler and K. Ivan F. Gothner. The Compensation Committee reviews the compensation of all officers of the Company and administers the Company's employee stock option plans. The Audit Committee met six times during the last fiscal year. The Compensation Committee met three times during the last fiscal year.

  The Board of Directors formed the Nominating Committee in May 1999. The Nominating Committee consists of Mr. Gothner and Mr. Butler. The Nominating Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating Committee met once since it was formed.

  The Board of Directors held 16 meetings during the last fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of which he was a member held during the portion of the year that he was a member of the Board of Directors or committee member.

Compensation of Directors

  The directors of the Company who are also executive officers have not been compensated for their service as directors. Commencing April 1, 1999, each non-employee director began receiving a monthly retainer fee of $5,000. In addition, the Chairman of the Audit Committee is paid an additional monthly fee of $2,500. The following table describes the fees paid to directors of the Company who are not executive officers and to be paid to Mr. Brown, a director nominee:

                                                         Board
                                                        Retainer    Consulting
Name                                                      Fees         Fees
----                                                  ------------ -------------
Richard E. Butler(1)................................. $7,500/month           --
K. Ivan F. Gothner(1)................................ $5,000/month $10,000/month
Thomas G. Brown(1)................................... $5,000/month           --

--------
(1) See "Certain Relationships and Related Transactions."

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

  Mr. Weingard, Ashton, and UTTC(TM) are parties to a letter agreement dated as of June 21, 1996 which provides that Mr. Weingard is to serve as Executive Vice President of Technology and Advance Programs of UTTC(TM) for a three-year term. The agreement provides for a base salary of at least $185,000 per year to be determined annually by the Board of Directors of Ashton and UTTC(TM). Pursuant to the agreement, Mr. Weingard is eligible for a bonus every six months. Each bonus is based upon Mr. Weingard's individual performance and the overall performance of UTTC(TM) and is guaranteed to be no less than $40,000. The agreement also provides that Mr. Weingard is entitled to participate in the standard fringe benefits package generally available to all executive management employees of Ashton and UTTC(TM). In connection with the execution of the agreement, Mr. Weingard was granted a five-year option to purchase 250,000 shares of UTTC(TM) common stock at a price of $1.50 per share which became exercisable on July 8, 1998 and an option to purchase 100,000 shares of Common Stock at $14.25 and vesting over the term of the agreement. The agreement also provides that UTTC(TM) shall maintain Officer's Errors and Omissions Insurance including Mr. Weingard as an insured. In the event of Mr. Weingard's termination by UTTC(TM), with or without cause, UTTC(TM) shall pay Mr. Weingard one month's base salary for each whole or partial six-month period of employment remaining under the agreement and a pro rata share of his semi-annual bonus. The agreement also contains customary provisions regarding confidentiality and non-competition. On June 24, 1999, the Compensation Committee of the Board of Directors and Mr. Weingard agreed to a three-year extension of the agreement. In addition, the terms of the agreement were modified such that as of July 1, 1999, Mr. Weingard's salary was increased to $265,000 per year with no guaranteed bonus. Additionally, the Compensation Committee granted Mr. Weingard a five-year option to purchase 100,000 shares of Common Stock at a price of $10.50 per share, which became exercisable on June 24, 1999, and the Company agreed to register 150,000 shares of Common Stock underlying options granted to Mr. Weingard on July 15, 1998.

  The Company and Mr. Bacci entered into an Employment Agreement dated as of July 13, 1998 pursuant to which the Company agreed to employ Mr. Bacci and he agreed to serve as Senior Vice President and Chief Financial Officer of the Company for a three-year term. The agreement provides for an annual base salary of $150,000, as well as a one-time lump sum payment of $68,000 related to relocation expenses. As of June 30, 1999, Mr. Bacci's salary was $180,000 per year. Under the agreement, Mr. Bacci is eligible to participate in any bonus plan established for executives of the Company and is entitled to all benefits provided to similarly situated employees of the Company. In connection with the execution of the agreement, the Company granted Mr. Bacci a five-year option to purchase 150,000 shares of Common Stock at $3.188, a five-year warrant to purchase 250,000 shares of common stock of UTTC(TM) at a price of $1.00 per share, a five-year option to purchase 50,000 shares of common stock of Gomez Advisors, Inc. at a price of $2.00 per share, a five-year option to purchase 100,000 shares of common stock of Electronic Market Center, Inc. at a price to be determined and a five-year option to purchase 100,000 shares of common stock of ATG(TM) International, Inc. at a price to be determined. UTTC(TM), Gomez Advisors, Inc., Electronic Market Center, Inc. and ATG(TM) International, Inc. are subsidiaries of the Company. All of the options granted in connection with the execution of the agreement vest over the term of the agreement. In the event of Mr. Bacci's termination without cause, the Company will pay his salary for six months and continue his benefits for the duration of the term of the agreement. The agreement also contains customary confidentiality and non-competition provisions.

  Mr. Gomez and the Company are parties to a letter agreement dated August 4, 1998 which provides for the Company's employment of Mr. Gomez as President and Chief Executive Officer of Gomez Advisors, Inc. for a term of three years expiring on May 15, 2000. Under the agreement, Mr. Gomez is paid a salary of $15,000 per month and is entitled to the standard benefits for executives of the Company in similar positions. Mr. Gomez was granted a five-year option to purchase 150,000 shares of Common Stock at $1.875 per share, a warrant to purchase 250,000 shares of common stock of UTTC(TM) at a price of $1.00 per share, options to purchase 1,500,000 shares of common stock of Gomez Advisors, Inc. at a price of $.01 per share and options to purchase 1,000,000 shares of common stock of Gomez Advisors, Inc. at a price of $1.00 per share. The option to purchase Common Stock vests over the term of the agreement or immediately in the event of a change of control of the Company. The agreement also contains customary provisions regarding confidentiality and non-competition.

  On January 22, 1999, Gomez Advisors, certain persons affiliated with Gomez Advisors, and certain persons affiliated with ATG(TM) entered into an Exchange Agreement pursuant to which, among other things, Mr. Gomez (i) exchanged options to purchase 1,500,000 shares of Gomez Advisors common stock at an exercise price of $.01 per share and paid $.01 per share for 1,051,000 shares of Gomez Advisors Class A common stock, and (ii) exchanged options to purchase 1,000,000 shares of Gomez Advisors common stock at an exercise price of $1.00 per share for an option to purchase 1,501,000 shares of Gomez Advisors Class A common stock at $.011 per share.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

  The following tables set forth certain information as of July 6, 1999 regarding (i) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by the executive officers and directors of the Company and (ii) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by all executive officers and directors of the Company as a group. As of July 6, 1999, there were 23,483,787 shares of Common Stock issued and outstanding.

1. Common Stock

                                                        Amount and
                                                        Nature of
Name and Address of                                     Beneficial     Percent
Beneficial Owner**                                      Ownership      of Class
-------------------                                     ----------     --------
Arthur J. Bacci.......................................     50,400(1)        *
John A. Blohm.........................................    888,750(2)      3.6%
Thomas G. Brown.......................................     50,000(3)        *
Richard Butler........................................    180,000(4)        *
Robert A. Eprile......................................    803,000(5)      3.3%
Julio Gomez...........................................     99,000(6)        *
K. Ivan F. Gothner....................................  1,018,001(7)      4.2%
Fredric W. Rittereiser................................  1,763,500(8)      7.2%
William W. Uchimoto...................................    180,000(9)        *
Fred S. Weingard......................................    738,750(10)     3.0%
All executive officers and directors of the Company as
 a group (10 persons).................................  5,771,401        20.4%

--------
*  Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table, with the exception of Mr. Eprile, is c/o The Ashton Technology Group, Inc., 1900 Market Street, Suite 701, Philadelphia, PA 19103. Mr. Eprile's address is 1 Columbus Place, New York, New York 10019.
(1) Represents (i) 50,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are currently exercisable at $3.1875 per share; and (ii) 400 shares of Common Stock held jointly by Mr. Bacci and his wife.
(2) Includes: (i) 350,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are currently exercisable at $4.00 per share; and (ii) 538,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock which will become exercisable on July 15, 1999 at $1.875 per share.
(3) Represents 50,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $1.875 per share.
(4) Represents 180,000 shares of Common Stock issuable upon exercise of stock options, which will become exercisable on July 15, 1999 at $1.875 per share.
(5) Includes: (i) 500,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable at $1.875 per share; and
    (ii) 303,000 shares of Common Stock held by Mr. Eprile.

(6) Includes: (i) 49,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are currently exercisable at $1.875 per share; and (ii) 49,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which will become exercisable on July 15, 1999 at $1.875 per share.
(7) Includes: (i) 163,993 shares of Common Stock issuable upon exercise of warrants to acquire Common Stock which are currently exercisable at $5.85 per share; (ii) 750,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which will become exercisable on July 15, 1999 at $1.875 per share; and (iii) 104,008 shares of Common Stock held jointly by Mr. Gothner and his wife.
(8) Mr. Rittereiser may be deemed to be the beneficial owner of: (i) 513,500 shares of Common Stock held of record by The Dover Group, Inc. ("Dover"), a corporation of which Mr. Rittereiser is the sole shareholder, director and officer; (ii) 150,000 shares of Common Stock issuable upon the exercise of warrants held by Dover which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which will become exercisable on July 15, 1999 at $1.875 per share; and (iv) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership.
(9) Represents 180,000 shares of Common Stock issuable upon exercise of stock options, which will become exercisable on July 15, 1999 at $1.875 per share.
(10) Includes: (i) 100,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are currently exercisable at $14.25 per share; (ii) 538,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock which will become exercisable on July 15, 1999 at $1.875 per share; and (iii) 100,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are currently exercisable at $10.50 per share.

2. Universal Trading Technologies Corporation ("UTTC(TM)") (Majority Owned Subsidiary), Common Stock, par value $.01 per share

Name and Address of                                Amount and Nature of Percent
Beneficial Owner**                                 Beneficial Ownership of Class
-------------------                                -------------------- --------
Fredric Rittereiser...............................       333,334(1)       1.4%
Fred S. Weingard..................................       250,000(2)       1.0%
Arthur J. Bacci...................................        82,500(3)         *
Julio Gomez.......................................        82,500(4)         *
Robert A. Eprile..................................       749,965(5)       3.0%

--------
*Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table, with the exception of Mr. Eprile, is c/o The Ashton Technology Group, Inc., 1900 Market Street, Suite 701, Philadelphia, PA 19103. Mr. Eprile's address is 1 Columbus Place, New York, New York 10019.
(1) Includes 333,334 shares of common stock held by Dover.
(2) Includes 250,000 shares of common stock issuable upon exercise of options to purchase common stock, which are currently exercisable at $1.50 per share.
(3) Includes 82,500 shares of common stock issuable upon exercise of options to purchase common stock, which will become exercisable on July 13, 1999 at $1.00 per share.
(4) Includes 82,500 shares of common stock issuable upon exercise of options to purchase common stock, which will become exercisable on September 30, 1999 at $1.00 per share.
(5) On June 29, 1999, the Company and Mr. Eprile entered into an agreement providing for, among other things, receipt of 416,632 shares of common stock of UTTC(TM), see "Certain Relationships and Related Transactions."

3. Gomez Advisors, Inc. (Majority Owned Subsidiary), Class A Common Stock, par value $.0001 per share

Name and Address of                               Amount and Nature of Percent
Beneficial Owner*                                 Beneficial Ownership of Class
-------------------                               -------------------- --------
Julio Gomez......................................      1,801,500(1)      40.2%
Fredric W. Rittereiser...........................        531,000(2)      14.2%
K. Ivan F. Gothner...............................        300,000          8.0%
Arthur J. Bacci..................................        200,000          5.4%
William W. Uchimoto..............................        200,000          5.4%
Fred S. Weingard.................................        200,000          5.4%

--------
* The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., 1900 Market Street, Suite 701, Philadelphia, PA 19103.
(1) Includes (i) 1,051,000 shares of common stock of Gomez Advisors, and (ii) 750,500 shares of common stock of issuable upon exercise of options to purchase common stock of Gomez Advisors which are currently exercisable at $.011 per share.
(2) Includes 31,000 shares of common stock of Gomez Advisors held by Dover.

Certain Beneficial Owners

  The following table sets forth certain information as of July 6, 1999 regarding each person, other than directors and executive officers, who is known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and Address of                               Amount and Nature of Percent
Beneficial Owner                                  Beneficial Ownership of Class
-------------------                               -------------------- --------
The Dover Group, Inc.
 20 Maple Street
 Toms River, NJ 08753............................      1,763,500(1)      7.2%

--------
(1) Includes (i) 513,500 shares of Common Stock held of record by Dover, (ii) 150,000 shares of Common Stock issuable upon the exercise of warrants held by Dover which are currently exercisable at $5.85 per share, (iii) 1,000,000 shares of Common Stock held by Mr. Rittereiser issuable upon exercise of options to purchase Common Stock which will become exercisable on July 15, 1999 at $1.875 per share and (iv) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole shareholder, director and officer.

                            EXECUTIVE COMPENSATION

  The table below sets forth the amount of all compensation paid by the Company during the years ended March 31, 1997, March 31, 1998, and March 31, 1999 to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers.

 On July 1, 1999, the Company entered into deferred compensation plans with each of its key executives. Pursuant to the plan, the Company will maintain variable life key man life insurance policies on Mr. Rittereiser in the amount of $2,000,000 and on Mr. Bacci, Mr. Uchimoto, and Mr. Weingard in the amount of $900,000 each. The plan provides that the executive's interest in the policy vests upon the first to occur of (i) the fifth anniversary of the policy commencement date, provided the executive is still employed by the Company; (ii) the executive's retirement from employment on or after age 65;
(iii) a determination that the executive is totally and permanently disabled; or (iv) a change in control of the Company. Within 90 days following the date upon which the executive's interest in the policy vests, the policy will be transferred to the executive. Should the executive die prior to vesting of the policy, the executive's designated beneficiary will receive the death benefits associated with the policy, less premium payments made by the Company.

                          Summary Compensation Table

                                        Annual Compensation                    Long-Term Compensation
                                  -------------------------------------- -------------------------------------
                                                                         Restricted  Number       LTIP    All
        Name and                  Salary   Bonus      Other                Stock       of        Payouts Other
   Principal Position     Year      ($)     ($)        ($)        Total    Awards    Options       ($)    ($)
   ------------------     ----    ------- -------    --------    ------- ---------- ---------    ------- -----
Fredric W. Rittereiser..  1997        -0-     -0-         -0-        -0-    -0-           -0-      -0-    -0-
 Chairman and Chief       1998(a)     -0-     -0-         -0-        -0-    -0-           -0-      -0-    -0-
 Executive Officer        1999(a)     -0-     -0-       1,170(b)   1,170    -0-     1,000,000      -0-    -0-
Arthur J. Bacci.........  1999     92,307     -0-      68,000(c) 160,307    -0-       250,000      -0-    -0-
 President, Chief
 Operating Officer, and
 Chief Financial Officer
William W. Uchimoto.....  1998     40,385     -0-         -0-     40,385    -0-            --      -0-    -0-
 Executive Vice           1999    119,851  25,000(d)      -0-    144,841    -0-       280,000      -0-    -0-
 President and General
 Counsel
Fred S. Weingard........  1997    215,192     -0-         -0-    215,192    -0-       100,000      -0-    -0-
 Executive Vice           1998    224,999     -0-         -0-    224,999    -0-            --      -0-    -0-
 President and Chief      1999    188,557 120,000         -0-    308,557    -0-       688,750      -0-    -0-
 Technology Officer
Julio Gomez.............  1998     40,385     -0-         -0-     40,385    -0-           -0-      -0-    -0-
 Chairman and Chief       1999    145,670     -0-         -0-    145,670    -0-       150,000      -0-    -0-
 Executive Officer,
 Gomez Advisors, Inc.
John A. Blohm...........  1997     76,945     -0-    1,410(e)     78,355    -0-           -0-      -0-    -0-
 Former Executive Vice    1998    176,838     -0-         -0-    176,838    -0-           -0-      -0-    -0-
 President                1999    145,527  60,000         -0-    205,527    -0-       538,750      -0-    -0-
Robert A. Eprile........  1997     92,308     -0-         -0-     92,308    -0-           -0-      -0-    -0-
 Former Chairman and      1998    121,154     -0-         -0-    121,154    -0-           -0-      -0-    -0-
 Chief Financial Officer  1999    168,846     -0-      25,000(f) 193,846    -0-       800,000(g)   -0-    -0-
Raymond T. Tate.........  1997(h) 143,937   4,500     531,063    679,500    -0-           -0-      -0-    -0-
 Former Chairman,         1998(i)     -0-   6,000     120,000    126,000    -0-           -0-      -0-    -0-
 President, and Chief     1999(i)     -0-   3,500      87,692     91,692    -0-           -0-      -0-    -0-
 Executive Officer

--------
(a) Dover was paid $125,000 and $235,000 in consulting fees for the fiscal years ended March 31, 1998 and 1999, respectively. Mr. Rittereiser is the sole shareholder, director and officer of Dover.
(b) Represents the payments of the premium of a life insurance policy for the benefit of the family of Mr. Rittereiser.
(c) Represents a one-time lump sum payment for the reimbursement of relocation expenses.
(d) Represents one-time signing bonus paid upon becoming an officer of the Company.

(e) Represents the payments of the premium of a life insurance policy for the benefit of the family of Mr. Blohm.
(f) Represents payments to compensate Mr. Eprile for out-of-pocket expenses.
(g) On June 29, 1999, the Company and Mr. Eprile entered into an agreement providing for, among other things, the amendment of the option to purchase common stock which was granted to Mr. Eprile on July 15, 1998 to reduce the number of shares from 800,000 to 500,000, see "Certain Relationships and Related Transactions."
(h) Represents payments of the premium of a life insurance policy for the benefit of the family of Mr. Tate through October 22, 1996, the date of a Settlement Agreement pursuant to which Mr. Tate resigned from all positions within the Company, and certain other expenditures, and $252,000 in additional funds agreed to under the Settlement Agreement, of which $53,269 was paid in the fiscal year ended March 31, 1997; does not reflect any payments made to Mr. Tate in connection with the Settlement Agreement otherwise than in his position as Chairman, President or Chief Executive Officer.
(i) Represents payment of consulting fees and automobile allowances to Raymond Tate Associates, Inc. and Raymond Tate in connection with the Settlement Agreement. See "Certain Relationships and Related Transactions."

  Since inception, the Company has not granted stock appreciation rights and does not have a defined benefit or actuarial plan.

Option Grants in Last Fiscal Year

  The following table sets forth, for each of the named executive officers, certain information concerning options granted during the fiscal year ended March 31, 1999.

Option/SAR Grants in Last Fiscal Year Individual Grants

          (a)                     (b)              (c)           (d)           (e)
                              Number of        % of Total
                              Securities     Options Granted Exercise or
                          Underlying Options to Employees in Base Price    Expiration
          Name               Granted (#)       Fiscal year    ($/share)       Date
          ----            ------------------ --------------- ----------- --------------
Fredric W. Rittereiser..      1,000,000           17.5%        $1.875    July 15, 2003
Arthur J. Bacci.........        150,000            2.6%        $3.188    July 15, 2003
Arthur J. Bacci.........        100,000            1.7%        $2.000    March 31, 2004
William W. Uchimoto.....        180,000            3.1%        $1.875    July 15, 2003
William W. Uchimoto.....        100,000            1.7%        $2.000    March 31, 2004
Fred S. Weingard........        538,750            9.4%        $1.875    July 15, 2003
Fred S. Weingard........        150,000            2.6%        $2.000    March 31, 2004
Julio Gomez.............        150,000            2.6%        $1.875    July 15, 2003
John A. Blohm...........        538,750            9.4%        $1.875    July 15, 2003
Robert A. Eprile........        800,000(1)        14.0%        $1.875    July 15, 2003

--------
(1) On June 29, 1999, the Company and Mr. Eprile entered into an agreement providing for, among other things, the amendment of the option to purchase common stock which was granted to Mr. Eprile on July 15, 1998 to reduce the number of shares from 800,000 to 500,000, see "Certain Relationships and Related Transactions."

Aggregated Option Exercises in Year Ended March 31, 1999 and Year End Option Values

  None of the named executive officers exercised any options during the fiscal year ended March 31, 1999. The following table sets forth, certain information concerning the number of unexercised stock options held by such persons at March 31, 1999 and the value thereof. Amounts were calculated by multiplying the number of unexercised options by the closing price of the Common Stock on March 31, 1999 ($3.66) and subtracting the exercise price.

                           Shares              Number of Securities       In-the-Money Value
                          Acquired   Value    Underlying Unexercised        of Unexercised
                             On     Realized   Options at FY-End (#)     Options at FY-End ($)
          Name            Exercises   ($)    Exercisable/Unexercisable Exercisable/Unexercisable
          ----            --------- -------- ------------------------- -------------------------
Fredric W. Rittereiser..      --       --           -0-/1,000,000            -0-/1,785,000
Arthur J. Bacci.........      --       --             -0-/250,000              -0-/236,800
William W. Uchimoto.....      --       --             -0-/280,000              -0-/487,300
Fred S. Weingard........      --       --         100,000/688,750            -0-/1,210,669
Julio Gomez.............      --       --          49,500/100,500           88,358/179,393
John A. Blohm...........      --       --         350,000/538,750              -0-/961,669
Robert A. Eprile........      --       --             -0-/800,000(1)         -0-/1,428,000

--------
(1) On June 29, 1999, the Company and Mr. Eprile entered into an agreement providing for, among other things, the amendment of the option to purchase common stock which was granted to Mr. Eprile on July 15, 1998 to reduce the number of shares from 800,000 to 500,000, see "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Dover Group, Inc. and Fredric W. Rittereiser. On May 1, 1997, David N. Rosensaft, a co-founder of UTTC(TM), commenced an action in the U.S. District Court for the Southern District of New York captioned Rosensaft v. The Ashton Technology Group, Inc., et al, No. 97 Civ. 3138 ("the Rosensaft lawsuit"). The Rosensaft lawsuit alleged ten claims against the Company, UTTC(TM), Dover and Mr. Rittereiser, including breach of contract and securities fraud. On December 3, 1997, the U.S. District Court for the Southern District of New York entered judgment in favor of the plaintiff and against Dover and Mr. Rittereiser. While the Company and its UTTC(TM) subsidiary were initially parties to this lawsuit, they were dismissed as defendants on August 29, 1997, leaving only Dover and Mr. Rittereiser as defendants. On January 14, 1998, the Company entered into an agreement with Dover and Mr. Rittereiser, whereby Dover and Mr. Rittereiser agreed to reimburse the Company for $413,980 in legal costs associated with the Rosensaft lawsuit to the extent such costs were not covered by the Company's directors' and officers' liability insurance carrier. Dover and Mr. Rittereiser pledged 333,334 shares of UTTC(TM) stock as collateral in support of their agreement to pay the legal costs. The Company has submitted a claim to its insurance carrier in the full amount of such legal costs. To date, the Company and its insurance carrier have not reached agreement as to whether the legal costs of the Rosensaft lawsuit are covered by the Company's directors and officers' liability insurance policy.

  On March 4, 1998, the U.S. District Court for the Southern District of New York entered an order awarding damages against Dover and Mr. Rittereiser in the Rosensaft lawsuit in the amount of $1.2 million. On April 7, 1998, the Company's Board of Directors, after due deliberation, concluded that the Company and its UTTC(TM) subsidiary derived mutual benefit from the Rosensaft settlement entered into by Dover and Mr. Rittereiser. The Board resolved to fund one-third of the $1.2 million settlement amount. Separately, UTTC(TM) agreed to fund one-third of the Rosensaft settlement. On April 8, 1998, the Company loaned $380,000 to Dover and Mr. Rittereiser at an annual interest rate of 9% for thirty months. In exchange for the loan to satisfy the Rosensaft settlement, Dover pledged 300,000 shares of the Common Stock under its control to the Company.

  For the fiscal years ended March 31, 1998 and March 31, 1999, the Company paid Dover $125,000 and $235,000 in consulting fees for consulting services rendered in connection with the Company's financings and product development. Mr. Rittereiser, the Company's Chairman and Chief Executive Officer, is the sole shareholder, director and officer of Dover.

  Adirondack Capital, L.L.C. and K. Ivan F. Gothner. On January 7, 1998, the Company completed the sale of 100,000 shares of the Company's Series C Convertible Preferred Stock to a group of foreign investors for an aggregate purchase price of $1,000,000. As compensation for its services in structuring the offering of the Series C Convertible Preferred Stock, the Company paid Adirondack a fee of $50,000 and, on July 15, 1998, granted it options to purchase 100,000 shares of the Company's Common Stock at $1.875 per share which become exercisable on July 15, 1999 and agreed to issue warrants to purchase 100,000 shares of UTTC(TM) stock at $1.00 per share. K. Ivan F. Gothner, a director of the Company, is the managing director of Adirondack.

  On April 3, 1998, the Company entered into a Private Equity Line of Credit Agreement (the "Private Equity Agreement") with a group of accredited investors the ("Accredited Investors"), which provides for an aggregate commitment of $18,000,000 to the Company. In connection with the Private Equity Agreement, the Accredited Investors agreed to purchase shares of the Company's Series D Convertible Preferred Stock and Series E Convertible Preferred Stock and granted the Company certain put rights to cause the Accredited Investors, subject to conditions set forth in the Private Equity Agreement, to purchase shares of the Company's Common Stock in the aggregate amount of $13,000,000. As compensation for its services in structuring the Private Equity Agreement, the Company paid Adirondack a fee of $150,000 and, on July 15, 1998, granted it options to purchase 500,000 shares of the Company's Common Stock at $1.875 per share, which become exercisable on July 15, 1999 and agreed to issue warrants to purchase 500,000 shares of UTTC(TM) at $1.00 per share. In addition, upon the completion of the purchase of the Series E Convertible Preferred Stock by the Accredited Investors, the Company paid Adirondack a fee of $100,000. Since August 1998, the Company has exercised its put rights causing the Accredited Investors to purchase Common Stock valued at $10,250,000.

  Adirondack was also paid $50,000 during April 1999 by Gomez Advisors in conjunction with providing financial advisory services in connection with the offer and sale of 1,100,000 shares of Series B Convertible Preferred Stock by Gomez Advisors. Mr. Gothner is a member of the Board of Directors of Gomez Advisors.

  In addition to the foregoing, on May 2, 1997 the Company entered into a consulting arrangement with Adirondack pursuant to which it pays Adirondack a consulting fee of $10,000 per month in exchange for investment banking and financial advisory services provided to the Company. The Company has received an independent opinion stating that the fees paid to Adirondack are comparable to fees that it would have been required to pay, if it had obtained such services from an unaffiliated third party. Commencing April 1, 1999, Mr. Gothner began to receive a monthly board retainer fee of $5,000 per month.

  Richard Butler. The Company had entered into a consulting arrangement with Mr. Butler pursuant to which it has agreed to pay Mr. Butler a consulting fee of $7,500 per month, plus reimbursement for expenses, for strategic marketing services provided to the Company and its subsidiaries. Commencing April 1, 1999, the arrangement with Mr. Butler was terminated on April 1, 1999 and Mr. Butler began receiving a monthly board retainer fee of $5,000 per month. In addition, Mr. Butler receives an additional monthly retainer fee of $2,500 per month as Chairman of the Audit Committee of the Board of Directors.

  Wyndham Capital Corporation and Thomas G. Brown. On September 22, 1997, the Company entered into an agreement with Wyndham Capital Corporation ("Wyndham") whereby Wyndham provides investment banking and financial advisory services and prepared an institutional research report. Pursuant to this agreement, the Company agreed to pay Wyndham $5,000 per month, $15,000 for the preparation of the research report and 5% of any equity raised by Wyndham, and to reimburse Wyndham for out-of-pocket expenses. Pursuant to the sale of equity, Wyndham was paid $120,000. Mr. Brown, a nominee, is the President and Managing Director of Wyndham. Upon Mr. Brown's election as a director, the monthly payment to Wyndham will be terminated and Mr. Brown will receive a monthly board retainer fee of $5,000 per month.

  Thomas Rittereiser. On September 18, 1997, the Company commenced a private offering and exchange offer pursuant to which it offered to certain investors shares of Series A Convertible PIK Preferred Stock, shares of Series B Convertible Preferred Stock, and the opportunity to exchange shares of convertible and non-convertible notes of UTTC(TM) for shares of the Company's Series B Convertible Preferred Stock. The Company realized gross proceeds of $5.4 million in connection with the sale of these two series of convertible preferred stock. As compensation for Thomas Rittereiser's assistance in soliciting investors for these transactions, the Company granted him options to purchase 30,000 shares of the Company's Common Stock, at an exercise price of $1.875 per share, which become exercisable on July 15, 1998. Thomas Rittereiser is a director of REB Securities, Inc., a subsidiary of UTTC(TM), and the brother of Fredric W. Rittereiser, the Company's Chief Executive Officer.

  Raymond T. Tate, the former Chairman of the Board of Directors, entered into a consulting agreement, dated October 22, 1996 (the "Consulting Agreement"). Under the terms of the Consulting Agreement, the Company retained Tate to act as a consultant to CSI for the period from October 22, 1996 to December 31, 1998. As compensation for such services, the Company agreed to pay Raymond Tate Associates and Tate $120,000 per annum and certain other fees. Mr. Tate also agreed not to compete with the Company in the Financial Services Industry (as such term is defined in the Consulting Agreement) during the term of the Consulting Agreement.

  Robert A. Eprile, On June 29, 1999, Ashton, UTTC(TM) and Mr. Eprile entered into an agreement pursuant to which Mr. Eprile resigned from all of his positions with Ashton as of June 29, 1999 and his employment with UTTC(TM) was deemed terminated effective March 24, 1999. In addition, Ashton and Mr. Eprile agreed to reduce the number of shares of Common Stock subject to options granted to Mr. Eprile on July 15, 1998 from 800,000 to 500,000. Such options vested upon execution of the agreement, will expire on July 15, 2003 and are subject to certain registration provisions. Also in connection with the agreement, UTTC(TM) delivered 416,632 shares of its common stock to Mr. Eprile. The shares of UTTC(TM) issued to Mr. Eprile are subject to certain registration rights should UTTC(TM) consummate an initial public offering. Ashton and UTTC(TM) also agreed to release Mr. Eprile, and Mr. Eprile agreed to release Ashton and UTTC(TM), from any claims that each might have against the other.

                             INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Goldstein Golub Kessler LLP ("GGK") as independent auditors for the Company for the fiscal year which began on April 1, 1999. Representatives of GGK are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, the Company believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% stockholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, except for the following: Mr. Bacci, Mr. Butler, Mr. Gothner, and Mr. Uchimoto each filed one late Form 3 that reported one transaction that was not reported on a timely basis.

                             FINANCIAL INFORMATION

  The Company's 1999 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Company will provide, without charge, to each stockholder, upon such stockholder's written or oral request, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999 by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to the Secretary of the Company.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For stockholder proposals to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting of stockholders, they must be received by the Company not later than March 14, 2000. If any stockholder wishes to present a proposal to the 2000 annual meeting of stockholders that is not included in the proxy statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before May 28, 2000, then the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. All proposals should be addressed to the Company at 1900 Market Street, Suite 701, Philadelphia, PA 19103, Attention: President. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to such annual meeting of stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC and the Company's Bylaws at that time in effect.

                                 OTHER MATTERS

  Management does not know of any other matters to come before the Annual Meeting. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors,

                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

July 19, 1999

                       THE ASHTON TECHNOLOGY GROUP, INC.
       PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 1, 1999

  The undersigned stockholder hereby appoints Arthur J. Bacci, Fredric W. Rittereiser and William W. Uchimoto, and each of them, each with full power to act alone and with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of The Ashton Technology Group, Inc. (the "Company"), to be held at 12:00 noon on Wednesday, September 1, 1999, at The Wyndham Franklin Plaza Hotel at 17th and Race Street, Philadelphia, Pennsylvania, or at any postponements, continuations or adjournments thereof, and to vote all shares of common stock of the Company, par value $.01 per share, held by the signatory at the close of business on July 6, 1999, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof with respect to the matters described below.

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no direction is made, this proxy will be voted "FOR" the election of the nominees for Director listed below. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.

  This proxy is solicited on behalf of the Board of Directors of the Company. The Board of Directors of the Company recommends that you vote "FOR" the nominees for Director.

1.  ELECTION OF DIRECTORS
    Fredric W. Rittereiser, Arthur J. Bacci, William W. Uchimoto, Fred S. Weingard, K. Ivan F. Gothner, Richard E. Butler and Thomas G. Brown.

               [_] FOR       [_] WITHHELD    [_] FOR ALL EXCEPT

  If you wish to withhold authority to vote your shares from any individual nominee(s), mark the "For All Except" box and strike a line through the name(s) of the nominee(s).

                  (Continued and to be SIGNED on Reverse Side)

X  Please mark your
   votes as in this example.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT ON FORM 10-KSB, NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT AND HEREBY REVOKES ALL PREVIOUSLY GRANTED PROXIES.

                                             Please be sure to sign and date
                                             this proxy

                                             Date: ____________________________

                                             __________________________________
                                             Stockholder sign here

                                             __________________________________
                                             Co-owner sign here

                                             Please sign this proxy exactly as
                                             your name(s) appear(s) on the books
                                             of the Company. Joint owners should
                                             each sign personally. Trustees and
                                             other fiduciaries should indicate
                                             the capacity in which they sign,
                                             and where more than one name
                                             appears, a majority must sign. If a
                                             corporation, this signature should
                                             be that of an authorized officer
                                             who should state his or her title.

     PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.